Hims & Hers Health, Inc. Reports Fourth Quarter and Full Year 2021 Financial Results and Provides First Quarter and Full Year 2022 Outlook
Exceeded Q4 2021 and full year 2021 revenue and Adjusted EBITDA guidance
Full year revenue grew 83% year-over-year to $271.9 million. Q4 2021 revenue increased from Q3 2021 and grew 104% year-over-year to $84.7 million
Q4 2021 ending member subscriptions grew 95% year-over-year to 609,000
Provides Q1 and full year 2022 guidance, with full year 2022 revenue in the range of $365 million to $380 million and Adjusted EBITDA in the range of $(30) million to $(20) million

SAN FRANCISCO, February 22, 2022 – Hims & Hers Health, Inc. (“Hims & Hers”, NYSE: HIMS), a multi-specialty telehealth platform that connects consumers to licensed healthcare professionals and provides access to related prescription fulfillment, today reported financial results for the fourth quarter and full year ended December 31, 2021.

“We finished our first year as a public company with our best quarter yet, once again surpassing revenue and Adjusted EBITDA expectations that we set entering the year, while maintaining an efficient capital allocation philosophy. We believe these results showcase that our mission to offer high quality, convenient, and affordable care through a more modern, personalized platform is being adopted today as more patients than ever, across multiple age and demographic groups, are engaging with Hims & Hers in their health and wellness journey via multiple channels,” said Andrew Dudum, CEO and co-founder of Hims & Hers. “I would like to thank the tireless effort made by the amazing Hims & Hers team. Without them, the astonishing progress that we made this year, paving the way for long-term sustainable success, would not have been possible.”

Key Business Metrics
(In Thousands, Except AOV, Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	Change	2021	2020	Change

AOV	$74	$69	$5	$74	$62	$12
Net Orders	1,063	579	484	3,504	2,279	1,225

				As of December 31,
				2021	2020	Change
Subscriptions				609	312	297

Revenue
(In Thousands, Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	Change	2021	2020	Change

Online Revenue	$78,312	$40,091	$38,221	$259,170	$140,728	$118,442
Wholesale Revenue	6,387	1,375	5,012	12,708	8,029	4,679
Total revenue	$84,699	$41,466	$43,233	$271,878	$148,757	$123,121
Total revenue year-over-year growth	104%	67%		83%	80%

Fourth Quarter 2021 Financial Highlights
•Revenue was $84.7 million for the fourth quarter 2021 compared to $41.5 million for the fourth quarter 2020, an increase of 104% year-over-year.
•Net loss was $(31.2) million for the fourth quarter 2021 compared to $(5.2) million for the fourth quarter 2020.
•Gross margin was 73% for the fourth quarter 2021 compared to 77% for the fourth quarter 2020.
•Adjusted EBITDA was $(7.1) million for the fourth quarter 2021 compared to $(3.1) million for the fourth quarter 2020.

Full Year 2021 Financial Highlights
•Revenue was $271.9 million for the year ended December 31, 2021 compared to $148.8 million for the year ended December 31, 2020, an increase of 83% year-over-year.
•Net loss was $(107.7) million for the year ended December 31, 2021 compared to $(18.1) million for the year ended December 31, 2020.
•Gross margin was 75% for the year ended December 31, 2021 compared to 74% for the year ended December 31, 2020.
•Adjusted EBITDA was $(30.1) million for the year ended December 31, 2021 compared to $(8.1) million for the year ended December 31, 2020.

A reconciliation of Adjusted EBITDA, a non-GAAP measure, to net loss, its most comparable financial measure under generally accepted accounting principles in the United States (“U.S. GAAP”), has been provided in this press release in the accompanying tables. Additional information about Adjusted EBITDA is also included below under the heading “Non-GAAP Financial Measures”.

Recent Business Highlights
•Launched Hims & Hers mobile platform on the iOS app store, taking the next step in our plan to fundamentally reshape what it means to access and experience great modern healthcare.
•Introduced new Hers prescription dermatology offerings, Topical Finasteride and Minoxidil Spray and Oral Spironolactone, increasing support for women experiencing hair loss.
•Announced additional strategic national omnichannel retail collaborations to provide consumers broader access to Hims & Hers health and wellness products through the new official Hims & Hers store on Amazon.com, in +7,800 CVS locations and on cvs.com, in select GNC locations and on GNC.com, in +7,000 Walgreens locations and on walgreens.com, as well as in +1,400 Walmart locations and on walmart.com.

•Partnered with Uber to create on-demand delivery in 12 markets, providing customers with a quick and convenient option to have Hims & Hers nonprescription products delivered via the Uber Eats platform.

Financial Outlook

Hims & Hers provides guidance based on current market conditions and expectations for revenue and Adjusted EBITDA, which is a non-GAAP financial measure.

For the first quarter 2022, we expect:
•Revenue to be in the range of $90 million to $93 million.
•Adjusted EBITDA to be in the range of $(12) million to $(10) million.

For the full year 2022, we expect:
•Revenue to be in the range of $365 million to $380 million.
•Adjusted EBITDA to be in the range of $(30) million to $(20) million.

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Cautionary Note Regarding Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled forward-looking Adjusted EBITDA to its most directly comparable U.S. GAAP measure, net loss, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net loss. See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.

Conference Call

Hims & Hers will host a conference call to review the fourth quarter and full year 2021 results on February 22, 2022, at 5:00 p.m. ET. The conference call can be accessed by dialing +1 (888) 510-2630 for U.S. participants and +1 (646) 960-0137 for international participants, and referencing conference ID #1704296. A live audio webcast will be available online at https://investors.forhims.com/. A replay of the call will be available via webcast for on-demand listening for 12 months at the same link.

About Hims & Hers Health, Inc.

Hims & Hers is a multi-specialty telehealth platform transforming the way healthcare is delivered. Its digital platform enables access to treatments for a broad range of conditions, including those related to sexual health, hair loss, dermatology, mental health and primary care. Hims & Hers connects patients to licensed healthcare professionals who can prescribe medications when appropriate. Prescriptions are fulfilled online through licensed pharmacies on a subscription basis, making accessing treatments simple, affordable, and straightforward. Through the Hims & Hers mobile app, consumers can access an ever-expanding range of educational programs, wellness content, community support, and other services that promote lifelong health and wellness. Hims & Hers products can also be found in tens of thousands of top retail locations in the United States. Launched in November 2017, Hims & Hers serves the entire United States and select locations in the United Kingdom. The company is publicly traded on the New York Stock Exchange. For more information about Hims & Hers, please visit forhims.com and forhers.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. There can be no assurance that actual results will not materially differ from expectations. Such statements include, but are not limited to, any statements relating to our financial outlook and guidance, our expected future financial and business performance including with respect to our Hims & Hers mobile platform, the assumptions underlying such statements, statements about events and trends including events and trends that we believe may affect our financial condition, results of operations, short- and long-term business operations and objectives, and financial needs, our expectations regarding market acceptance, user experience, the success of our business model, the growth of certain of our categories and the impact of our recent acquisitions, our ability to expand the scope of our offerings, and our ability to comply with the extensive, complex and evolving regulatory requirements applicable to the healthcare industry. These statements are based on management’s current expectations, but actual results may differ materially due to various factors.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the “Risk Factors” section of our most recently filed Annual Report on Form 10-K, our most recently filed Quarterly Report on Form 10-Q, and our subsequent filings with the Securities and Exchange Commission (the “Commission”).

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in reports we have filed or will file with the Commission, including our most recently filed Annual Report on Form 10-K, our most recently filed Quarterly Report on Form 10-Q, and our subsequent filings with the Commission. In addition, even if our results of operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in such reports, those results or developments may not be indicative of results or developments in subsequent periods.

Key Business Metrics

Average Order Value (“AOV”) is defined as Online Revenue divided by Net Orders (each as defined below).

“Net Orders” are defined as the number of online customer orders minus transactions related to refunds, credits, chargebacks, and other negative adjustments. Net Orders represent transactions made on our platform during a defined period of time and exclude revenue recognition adjustments recorded pursuant to U.S. GAAP.

“Online Revenue” represents the sales of products and services on our platform, net of refunds, credits, and chargebacks, and includes revenue recognition adjustments recorded pursuant to U.S. GAAP, primarily relating to deferred revenue and returns reserve. Online Revenue is generated by selling directly to consumers through our websites. Our Online Revenue consists of products and services purchased by customers directly through our online platform. The majority of our Online Revenue is subscription-based, where customers agree to be billed on a recurring basis to have products and services automatically delivered to them.

“Subscriptions” are defined as the number of customer agreements where the customer has agreed to be automatically billed on a recurring basis at a defined cadence. The billing cadence is typically defined as a number of months (for example, billed every month or every three months). Subscriptions are excluded from our reporting when payment has not occurred at the contracted billing cadence. Subscription billing is preferred by many of our customers because most of the products and services we make available treat chronic conditions and these product and service offerings are most effective when taken consistently and continuously. Customers can cancel subscriptions in between billing periods to stop receiving additional products and services and can reactivate subscriptions to continue receiving additional products and services.

“Wholesale Revenue” represents non-prescription product sales to retailers through wholesale purchasing agreements. In addition to being revenue generative and profitable, wholesale partnerships have the added benefit of generating brand awareness with new customers in physical environments.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Data, Unaudited)

	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$71,784	$27,344
Short-term investments	175,490	72,864
Inventory	13,558	3,543
Prepaid expenses and other current assets	9,073	5,404
Deferred transaction costs	—	3,929
Total current assets	269,905	113,084
Restricted cash	856	1,006
Goodwill	110,881	—
Intangibles, net	25,890	59
Operating lease right-of-use assets	5,111	—
Other long-term assets	7,942	4,548
Total assets	$420,585	$118,697
Liabilities, mezzanine equity, and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$19,640	$8,066
Accrued liabilities	12,194	4,984
Deferred revenue	3,188	1,272
Earn-out payable	42,834	—
Operating lease liabilities	1,365	—
Warrant liabilities	—	906
Total current liabilities	79,221	15,228
Operating lease liabilities	4,117	—
Earn-out liabilities	1,999	—
Other long-term liabilities	629	381
Total liabilities	85,966	15,609
Commitments and contingencies
Mezzanine equity:
Redeemable convertible preferred stock par value $0.0001, 275,000,000 and 95,997,674 shares authorized and nil and 93,328,118 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively; liquidation preference of nil and $268,452 as of December 31, 2021 and December 31, 2020, respectively	—	249,962
Total mezzanine equity	—	249,962
Stockholders' equity (deficit):
Common stock – Class A shares, par value $0.0001, 2,750,000,000 and 166,696,759 shares authorized and 196,414,363 and 46,025,754 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively; Class V shares, par value $0.0001, 10,000,000 shares authorized and 8,377,623 shares issued and outstanding as of December 31, 2021; Class F shares, par value $0.0001, 6,941,352 shares authorized, issued, and outstanding as of December 31, 2020	20	5
Additional paid-in capital	613,687	24,424
Accumulated other comprehensive loss	(137)	(11)
Accumulated deficit	(278,951)	(171,292)
Total stockholders' equity (deficit)	334,619	(146,874)
Total liabilities, mezzanine equity, and stockholders' equity (deficit)	$420,585	$118,697

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In Thousands, Except Share and Per Share Data, Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue	$84,699	$41,466	$271,878	$148,757
Cost of revenue	22,601	9,574	67,384	39,307
Gross profit	62,098	31,892	204,494	109,450
Operating expenses:(1)
Marketing	42,707	19,314	135,902	58,989
Selling, general, and administrative	40,956	17,204	183,634	65,605
Total operating expenses	83,663	36,518	319,536	124,594
Loss from operations	(21,565)	(4,626)	(115,042)	(15,144)
Other income (expense):
Change in fair value of liabilities	(9,808)	(624)	3,802	(3,101)
Interest expense	—	—	—	(10)
Other income, net	125	45	445	268
Total other income (expense), net	(9,683)	(579)	4,247	(2,843)
Loss before income taxes	(31,248)	(5,205)	(110,795)	(17,987)
Benefit (provision) for income taxes	87	(24)	3,136	(127)
Net loss	(31,161)	(5,229)	(107,659)	(18,114)
Other comprehensive (loss) income	(85)	(1)	(126)	(13)
Total comprehensive loss	$(31,246)	$(5,230)	$(107,785)	$(18,127)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.15)	$(0.15)	$(0.58)	$(0.51)
Weighted average shares outstanding:
Basic and diluted	201,363,338	35,926,748	186,781,537	35,353,809
______________
(1)Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Marketing	$4,718	$253	$9,664	$1,172
Selling, general, and administrative	7,234	835	57,547	4,659
Total stock-based compensation expense	$11,952	$1,088	$67,211	$5,831

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands, Unaudited)

	Year Ended December 31,
	2021	2020
Operating activities
Net loss	$(107,659)	$(18,114)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,075	1,057
Stock-based compensation	67,211	5,831
Change in fair value of liabilities	(3,802)	3,101
Warrant expense in connection with Merger	154	—
Lease termination expense	—	754
Amortization of debt issuance costs	144	322
Net amortization on securities	2,166	325
Benefit for deferred taxes	(3,388)	—
Non-cash operating lease cost	1,510	—
Non-cash acquisition-related costs	1,182	—
Non-cash other	540	59
Changes in operating assets and liabilities:
Inventory	(9,628)	674
Prepaid expenses and other current assets	3,200	(645)
Other long-term assets	(58)	8
Accounts payable	9,853	826
Accrued liabilities	197	2,423
Deferred revenue	1,412	519
Operating lease liabilities	(1,521)	—
Other long-term liabilities	—	381
Net cash used in operating activities	(34,412)	(2,479)
Investing activities
Purchases of investments	(266,633)	(95,008)
Maturities of investments	158,375	47,990
Proceeds from sales of investments	3,465	11,550
Acquisition of businesses, net of cash acquired	(46,468)	—
Investment in website development and internal-use software	(4,175)	(2,496)
Purchases of property, equipment, and intangible assets	(832)	(1,737)
Net cash used in investing activities	(156,268)	(39,701)
Financing activities
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	51,900
Pre-closing stock repurchase	(22,027)	—
Proceeds from issuance of common stock upon Merger	197,686	—
Proceeds from PIPE	75,000	—
Payments for transaction costs related to securities issuances	(12,851)	(3,356)
Proceeds from repayment of promissory notes associated with vested and unvested shares	1,193	—
Proceeds from exercise of Series C preferred stock warrants	—	29
Proceeds from exercise of Class A common stock warrants, net of redemption payments	787	561
Proceeds from exercise of vested and unvested stock options, net of repurchases and cancelations	1,253	123
Repayments of principal on term loan	—	(1,515)
Payments for taxes related to net share settlement of equity awards	(5,998)	—
Net cash provided by financing activities	235,043	47,742
Foreign currency effect on cash and cash equivalents	(73)	(9)
Increase (decrease) in cash, cash equivalents, and restricted cash	44,290	5,553
Cash, cash equivalents, and restricted cash at beginning of period	28,350	22,797
Cash, cash equivalents, and restricted cash at end of period	$72,640	$28,350
Supplemental disclosures of cash flow information
Cash paid for taxes	$338	$221
Cash paid for interest	—	10
Non-cash investing and financing activities
Expiration of Class A common stock redemption right	—	4,500
Exercise of convertible preferred stock warrants	—	11,292
Recapitalization of redeemable convertible preferred stock from pre-closing stock repurchase	125	—
Conversion of redeemable convertible preferred stock to common stock	249,837	—
Assumption of Merger warrants liability	51,814	—
Redemption/exercise of Class A common stock warrants	37,834	—
Conversion of Series D preferred stock warrants to Class A common warrants	1,160	—
Vesting of early-exercised stock options, net of cancelations	227	31
Common stock issued, contingent consideration, and liabilities assumed in acquisition of businesses	99,958	—

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with U.S. GAAP, we present Adjusted EBITDA (as defined below), a non-GAAP financial measure. We use Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that Adjusted EBITDA, when taken together with the corresponding U.S. GAAP financial measure, provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider Adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that the use of Adjusted EBITDA is helpful to our investors as it is a metric used by management in assessing the health of our business and our operating performance.

However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA as a tool for comparison. A reconciliation is provided below for Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are encouraged to review net loss and the reconciliation of Adjusted EBITDA to net loss, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes. Adjusted EBITDA is defined as net loss before depreciation and amortization, (benefit) provision for income taxes, interest income, interest expense, amortization of debt issuance costs, stock-based compensation, change in fair value of liabilities, one-time bonuses and warrant expense in connection with the combination of Hims, Inc. (“Hims”) and Oaktree Acquisition Corp. (“OAC”), with Hims continuing as the surviving entity and as a wholly-owned subsidiary of OAC, which changed its name to Hims & Hers Health, Inc. (the “Merger”), and acquisition-related costs, which include professional services and consideration paid for employee equity with vesting requirements incurred directly as a result of acquisitions.

Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures. In evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. We compensate for these limitations by providing specific information regarding the U.S. GAAP items excluded from Adjusted EBITDA. When evaluating our performance, you should consider Adjusted EBITDA in addition to, and not a substitute for, other financial performance measures, including our net loss and other U.S. GAAP results.

Net Loss to Adjusted EBITDA Reconciliation
(In Thousands, Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Net loss	$(31,161)	$(5,229)	$(107,659)	$(18,114)
Depreciation and amortization	1,630	365	4,075	1,057
(Benefit) provision for income taxes	(87)	24	(3,136)	127
Interest income	(92)	(50)	(390)	(448)
Interest expense	—	—	—	10
Amortization of debt issuance costs	—	71	144	322
Stock-based compensation	11,952	1,088	67,211	5,831
Change in fair value of liabilities	9,808	624	(3,802)	3,101
Merger bonuses	—	—	5,219	—
Warrant expense in connection with Merger	—	—	154	—
Acquisition-related costs	891	—	8,105	—
Adjusted EBITDA	$(7,059)	$(3,107)	$(30,079)	$(8,114)

Contacts:
Investor Relations
Jay Spitzer
+1 (415) 598-0718
Investors@forhims.com

Media Relations
Press@forhims.com